
<ARTICLE>  5
<LEGEND>              This schedule contains summary financial
                      information extracted from the Newell Co.
                      and Subsidiaries Consolidated Balance
                      Sheets and Statements of Income and is
                      qualified in its entirety by reference to
                      such financial statements.
<MULTIPLIER>  1,000

<PERIOD-TYPE>                       6-MOS
<FISCAL-YEAR-END>                                   DEC-31-1996
<PERIOD-END>                                        JUN-30-1996
<CASH>                                                   45,490
<SECURITIES>                                                  0
<RECEIVABLES>                                           484,700
<ALLOWANCES>                                            (10,572) <F1>
<INVENTORY>                                             541,632
<CURRENT-ASSETS>                                      1,209,878
<PP&E>                                                  866,706  <F2>
<DEPRECIATION>                                         (316,597) <F2>
<TOTAL-ASSETS>                                        3,037,250
<CURRENT-LIABILITIES>                                   671,845
<BONDS>                                                 821,110
<PREFERRED-MANDATORY>                                         0
<PREFERRED>                                                   0
<COMMON>                                                158,781
<OTHER-SE>                                            1,195,517
<TOTAL-LIABILITY-AND-EQUITY>                          3,037,250
<SALES>                                               1,353,325
<TOTAL-REVENUES>                                        417,136
<CGS>                                                   936,189
<TOTAL-COSTS>                                         1,155,380
<OTHER-EXPENSES>                                         29,723
<LOSS-PROVISION>                                          1,322 <F1>
<INTEREST-EXPENSE>                                       28,918
<INCOME-PRETAX>                                         168,222
<INCOME-TAX>                                             67,339
<INCOME-CONTINUING>                                     100,883
<DISCONTINUED>                                                0
<EXTRAORDINARY>                                               0
<CHANGES>                                                     0
<NET-INCOME>                                            100,883
<EPS-PRIMARY>                                              0.64
<EPS-DILUTED>                                              0.64

<F1>     Allowances  for doubtful  accounts  are reported  as  contra accounts  to  accounts  receivable.   The
         corporate reserve  for  bad  debts is  a  percentage of  trade  receivables  based on  the  bad  debts experienced in  one or more past  years, general economic conditions,  the age of  the receivables and other factors that indicate the element of  uncollectibility in the receivables outstanding at the end of the period.
<F2>     See notes to consolidated financial statements.
